UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2016

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island  02903

(Address of principal executive offices)

Registrant’s telephone number, including area code: (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)

Effective December 6, 2016, the Board of Directors (the “Board”) of Textron Inc. (the “Company”) amended the Company’s Amended and Restated By-Laws, as previously amended (the “By-Laws”), to implement a proxy access by-law.

As amended, Article II, Section 2.05 of the By-Laws implements proxy access. The by-law permits a stockholder, or group of up to 20 stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two or 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in the By-Laws.

The By-Laws were also amended to make updates to the required disclosures and representations of stockholders making director nominations through the advance notice by-law contained in Section 2.04 of the By-Laws, in light of the proxy access by-law, and to make updates and other non-substantive conforming changes to the By-Laws.

The foregoing summary description of the amendments to the By-Laws is not intended to be complete and is qualified in its entirety by reference to the complete text of the By-Laws, as amended, a copy of which is included as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is filed herewith:

3.2                               Amended and Restated By-Laws of Textron Inc., effective April 28, 2010 and further amended April 27, 2011, July 23, 2013, February 25, 2015, and December 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

Date: December 6, 2016	By:	/s/ E. Robert Lupone
E. Robert Lupone
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated By-Laws of Textron Inc., effective April 28, 2010 and further amended April 27, 2011, July 23, 2013, February 25, 2015, and December 6, 2016.